As filed with the Securities and Exchange Commission on March 23, 2017

Registration Nos. 333-19951, 333-41199, 333-61489, 333-79147, 333-116226

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1

to

Form S-3 Registration No. 333-19951

Form S-3 Registration No. 333-41199

Form S-3 Registration No. 333-61489

Form S-3 Registration No. 333-79147

Form S-3 Registration No. 333-116226

UNDER

THE SECURITIES ACT OF 1933

PATTERSON COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation or organization)	41-0886515 (I.R.S. Employer Identification Number)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(651) 686-1600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Copies to:

Ann B. Gugino Executive Vice President, Chief Financial Officer and Treasurer Patterson Companies, Inc. 1031 Mendota Heights Road St. Paul, Minnesota 55120 (651) 686-1600	Brett D. Anderson, Esq. Briggs and Morgan, P.A. 2200 IDS Center Minneapolis, Minnesota 55402 (612) 977-8400 (phone) (612) 977-8650 (fax)	Les B. Korsh, Esq. Vice President, General Counsel and Secretary Patterson Companies, Inc. 1031 Mendota Heights Road St. Paul, Minnesota 55120 (651) 686-1600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: Not Applicable

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF SECURITIES

Patterson Companies, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to its Registration Statements on Form S-3 (File Nos. 333-19951, 333-41199, 333-61489, 333-79147 and 333-116226) (the “Registration Statements”) to deregister the shares of the Registrant’s common stock, par value $0.01 per share (the “Shares”), registered with the Securities and Exchange Commission on the Registration Statements.

The Registrant is filing this Post-Effective Amendment No. 1 to deregister the Shares because the Registrant’s obligation to keep the Registration Statements effective pursuant to the terms of the Registrant’s registration rights agreements with the selling shareholders identified in the prospectuses included in the Registration Statements has expired, and all non-affiliate selling shareholders should now be eligible to effect resales of their Shares under Rule 144.

The Registrant hereby terminates the effectiveness of the Registration Statements and deregisters all of the Shares registered on the Registration Statements that were not resold thereunder as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Paul, State of Minnesota, on this 23rd day of March, 2017.

PATTERSON COMPANIES, INC.

By:	/s/ Scott P. Anderson
Scott P. Anderson
President, Chief Executive Officer and Chairman of the Board

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

/s/ Scott P. Anderson	President, Chief Executive Officer and Chairman of the Board	March 23, 2017
Scott P. Anderson	(Principal Executive Officer & Chairman of the Board of Directors)

/s/ Ann B. Gugino	Executive Vice President, Chief Financial Officer and Treasurer	March 23, 2017
Ann B. Gugino	(Principal Financial and Accounting Officer)

/s/ John D. Buck	Director	March 23, 2017
John D. Buck

/s/ Jody H. Feragen	Director	March 23, 2017
Jody H. Feragen

/s/ Sarena S. Lin	Director	March 23, 2017
Sarena S. Lin

/s/ Ellen A. Rudnick	Director	March 23, 2017
Ellen A. Rudnick

/s/ Neil A. Schrimsher	Director	March 23, 2017
Neil A. Schrimsher

/s/ Les C. Vinney	Director	March 23, 2017
Les C. Vinney

/s/ James W. Wiltz	Director	March 23, 2017
James W. Wiltz